UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

VIEWPOINT FINANCIAL GROUP
 (Exact name of registrant as specified in its charter)

United States	001-32992	20-4484783
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas	75075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06. Material Impairments

On June 23, 2009, the Registrant concluded that the remainder of its pooled trust preferred investment securities, which had a cost basis of $11.9 million and a fair value of $2.1 million at March 31, 2009, were other than temporarily impaired, resulting in a $7.8 million after-tax reduction in earnings. This determination, which was based on the Registrant’s analysis in accordance with accounting principles generally accepted in the United States of America, was due to a significant adverse change in estimated cash flows from these securities, which resulted from a significant amount of deferrals/defaults occurring in the second quarter of 2009. Due to continued declines in value and downgrades of these securities by the rating agencies during the second quarter, the securities were sold on June 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP

Date:	June 29, 2009	By:	/s/ Pathie E. McKee Pathie E. McKee, Executive Vice President and Chief Financial Officer